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                                                                    Exhibit 23.1



INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in the Registration Statements Nos. 333-69981, 333-50847, 333-50847, 333-50845, and 333-83943 of PC Connection, Inc.
on Form S-8 of our report dated January 26, 2000, appearing in the Annual Report on Form 10-K of PC Connection, Inc. for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP



Boston, Massachusetts
March 27, 2000